CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our reports dated October 23, 1998, on the financial statements of The Rockhaven Fund and The Rockhaven Premier
Dividend Fund series of Advisors Series Trust referred to therein, in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A, File No. 333-17391 of Advisors Series Trust as filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the Statement of Additional Information under the caption "General Information."


                                        McGladrey & Pullen, LLP




New York, New York
November 25, 1998